                                                                    EXHIBIT 99.2
                             RAINFOREST CAFE, INC.
                             720 South Fifth Street
                            Hopkins, Minnesota 55343

--------------------------------------------------------------------------------

                     ELECTION FORM / LETTER OF TRANSMITTAL

--------------------------------------------------------------------------------

Dear Rainforest Shareholder:

   We are sending you this election form/letter of transmittal in connection with the Agreement and Plan of Merger, dated as of February 9, 2000, by and among Landry's Seafood Restaurants, Inc. ("Landry's"), LSR Acquisition Corp. ("LSR") and Rainforest Cafe, Inc. ("Rainforest"). As more fully described in the accompanying Proxy Statement/Prospectus, if the Rainforest shareholders approve and adopt the merger proposal, Rainforest will be merged with and into LSR, a newly formed, wholly owned subsidiary of Landry's. LSR will survive the merger as a wholly owned subsidiary of Landry's and will change its name to "Rainforest Cafe" (or a comparable name). You should carefully read the accompanying Proxy Statement/Prospectus.

   You currently hold shares of Rainforest common stock. If we complete the merger, each share of your Rainforest common stock will be exchanged, at your election, into one of the following (in each instance, subject to proration as described in greater detail in the accompanying Proxy Statement/Prospectus):

  . $5.23 in cash; or

  . 0.5816th of a share of Landry's common stock.

   This form offers you a choice of electing to receive cash or Landry's common stock, or some of each, for your shares of Rainforest common stock.

   You should make an election on this form, but even if you do so, you may not receive what you elect. If Rainforest shareholders, in the aggregate, elect to receive Landry's common stock for more than 65% of their shares or cash for more than 35% of their shares, the shareholders electing the oversubscribed consideration will receive, on a pro rata basis, the alternative consideration with respect to the excess. If proration results, you may not receive the type of consideration specified in your election.

   No fractional shares of Landry's common stock will be issued in the merger. Instead, each Rainforest shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to $5.23 multiplied by such fractional interest.

   For further information, see "THE MERGER AGREEMENT--Structure of the Merger and Conversion of Rainforest Common Stock" in the accompanying Proxy Statement/Prospectus.

   Each Rainforest shareholder (other than shareholders who intend to dissent from the merger and demand fair value for their shares under Minnesota law) should complete this form and return it along with the stock certificates, a book entry transfer of shares, or a guarantee of delivery for the shares covered by this form to:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:
   Rainforest Cafe, Inc.
   c/o American Stock Transfer & Trust Company
   40 Wall Street, 46th Floor
   New York, NY 10005

Facsimile Transmission (for eligible institutions only):  (718) 921-8334

Confirm by Telephone:   (800) 937-5449 ext. 6820

   A completed election form/letter of transmittal must be received by the exchange agent no later than 5:00 p.m., New York City time, on April 17, 2000 (the "Election Deadline"). If the exchange agent does not receive a properly completed and signed election form/letter of transmittal along with the applicable stock certificates, a book entry transfer of shares, or a guarantee of delivery for the shares of Rainforest common stock covered by this form by the Election Deadline, then that shareholder will be deemed not to have made an election. Rainforest shareholders who fail to timely return or properly complete this form will receive Landry's common stock and/or cash consideration so that 65% of the outstanding shares of Rainforest common stock are converted into Landry's common stock and 35% of the outstanding shares of Rainforest common stock are converted into cash. In the event that Rainforest shareholders elect to receive shares of Landry's common stock for more than 65% of the outstanding shares of Rainforest common stock or cash for more than 35% of the outstanding shares of Rainforest common stock, Rainforest shareholders who fail to timely return or properly complete this form will only receive the undersubscribed consideration.

   If the merger is not completed for any reason, this form will be void and of no effect. Certificate(s) for shares of Rainforest common stock previously delivered to the exchange agent will be promptly returned.

   Under Minnesota law, Rainforest shareholders have the right to dissent from the merger and obtain payment for the fair value of their shares of Rainforest common stock in connection with the merger. A full discussion of these dissenters' rights is included in the accompanying Proxy Statement/Prospectus. See "THE MERGER--Dissenters' Rights" and Annex C of the accompanying Proxy Statement/Prospectus.

   Please read carefully the accompanying general instructions, complete the information as required and return this form, along with all of your Rainforest stock certificates, book entry transfer of shares, or guarantee of delivery of shares in the enclosed envelope to the exchange agent no later than 5:00 p.m., New York City time, on April 17, 2000 at the address listed above.

   Delivery of this form to an address other than as set forth above will not constitute a valid delivery. You must sign this form where requested.

                            INSTRUCTIONS FOR STEP 1

                                 ELECTION FORM

   Share Identification. You must identify the shares of Rainforest common stock that you own. In the spaces provided under the column entitled "Name(s) and Address(es) of Registered Holder(s)," print the name(s) and address(es) of the registered holder(s). In the spaces provided under the column entitled "Certificate Number," insert the stock certificate number for each stock certificate you hold. If you do not hold stock certificate(s), please indicate such in the "Certificate Number" column. In the spaces provided under the column entitled "Number of Shares Represented By," insert the number of shares represented by the corresponding stock certificate(s) or held in book-entry form. At the bottom of the "Number of Shares Represented By" column, please insert the total number of shares of Rainforest common stock you own.

   Election. Choose the consideration you would like to receive. The sum of your elections must be equal to the total number of shares of Rainforest common stock you hold in order for your election form/letter of transmittal to be properly completed.

   All-Cash Election. You may choose to make a cash election with respect to all of your shares of Rainforest common stock and receive $5.23 in cash for each share of your Rainforest common stock. To make an all-cash election, you should insert the total number of Rainforest shares you own in the space provided under the column entitled "Cash Election."

   All-Stock Election. You may choose to make a stock election with respect to all of your shares of Rainforest common stock and receive 0.5816th of a share of Landry's common stock for each share of your Rainforest common stock. To make an all-stock election, you should insert the total number of shares of Rainforest common stock you own in the space provided under the column entitled "Stock Election."

   Combination Election. You may choose to make a combination election with respect to your shares of Rainforest common stock and receive a combination of
(a) $5.23 in cash for each share for which you elect to receive cash and (b) 0.5816th of a share of Landry's common stock for each share for which you elect to receive stock. To make a combination election, you should insert the number of shares of Rainforest common stock you would like to exchange for cash in the space provided under the column entitled "Cash Election" and insert the number of shares of Rainforest common stock you would like to convert into shares of stock in the space provided under the column entitled "Stock Election."

   Non-Election. You may choose to make an affirmative non-election with respect to all of your shares of Rainforest common stock. In the event you make an affirmative non-election or fail to properly submit this form, you will receive cash and/or stock pursuant to the proration provisions of the merger agreement as calculated by the exchange agent. Generally, Rainforest shareholders who fail to timely return or properly complete this form will receive Landry's common stock and/or cash so that 65% of the outstanding shares of Rainforest common stock are converted into Landry's common stock and 35% of the outstanding shares of Rainforest common stock are converted into cash. However, in the event that Rainforest shareholders elect to receive shares of Landry's common stock for more than 65% of the outstanding shares of Rainforest common stock or cash for more than 35% of the outstanding shares of Rainforest common stock, Rainforest shareholders who make an affirmative non-election or who fail to timely return or properly complete this form will only receive the undersubscribed consideration. To affirmatively make a non-election, you should insert the total number of shares of Rainforest common stock you own in the space provided under the column entitled "Non-Election."

   Please review carefully "THE MERGER--Structure of the Merger and Conversion of Rainforest Common Stock" on pages 34 through 35 of the accompanying Proxy Statement/Prospectus for an explanation of the conversion of the shares of Rainforest common stock. As explained in the Proxy Statement/Prospectus, the total merger consideration for all shares of Rainforest common stock is subject to proration. If Rainforest shareholders, in the aggregate, elect to receive Landry's common stock for more than 65% of their shares or cash for more than 35% of their shares, the shareholders electing the oversubscribed consideration will receive on a pro rata basis the alternative consideration with respect to the excess. If proration results, you may not receive the type of consideration specified in your election.

   Once you have completed Step 1, go to Step 2A.

                                     STEP 1

                  IDENTIFY YOUR SHARES AND MAKE YOUR ELECTION

 Name(s)
   and
Addresses                   Number of
    of                       Shares
Registered   Certificate   Represented   Cash     Stock     Non-
Holder(s)      Number*         By      Election Election  Election
------------------------------------------------------------------

------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
             Total Shares:

------------------------------------------------------------------
 * If you do not hold Rainforest common stock certificates,
  please indicate and a book-entry transfer will be made for you.


YOUR ELECTION MAY BE ADJUSTED BY THE EXCHANGE AGENT. If Rainforest shareholders, in the aggregate, elect to receive Landry's common stock for more than 65% of their shares or cash for more than 35% of their shares, the shareholders electing the oversubscribed consideration will receive on a pro rata basis the alternative consideration with respect to the excess. If proration results, you may not receive the type of consideration specified in your election.

   Your election will be valid only if accompanied by your Rainforest stock certificate(s), a book entry transfer of shares to the exchange agent (check the box below), or a guarantee of delivery (check the box below).

[ ] CHECK HERE IF YOUR SHARES OF RAINFOREST COMMON STOCK ARE BEING DELIVERED
    PURSUANT TO A NOTICE OF GUARANTEE OF DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s): __________________________________________________

Window Ticket Number (if any): _________________________________________________

[ ] CHECK HERE IF YOUR SHARES OF RAINFOREST COMMON STOCK ARE BEING DELIVERED BY
    BOOK ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AND COMPLETE THE
    FOLLOWING:

Name of Electing Institution: __________________________________________________

The Depository Trust Company Account Number:___________________________________

Transaction Code Number: _______________________________________________________

                            INSTRUCTION FOR STEP 2A

                             LETTER OF TRANSMITTAL

   Regardless of your election in Step 1, if you are a Rainforest shareholder (other than a shareholder who intends to dissent from the merger and demand fair value for their shares of Rainforest common stock) you must send all of your Rainforest common stock certificates, book entry transfer of shares or guarantee of delivery of shares to the exchange agent with the following letter of transmittal. See General Instruction D.1. If you do not hold stock certificates, please indicate on the previous page and a book-entry transfer will be made for you.

   Please read and sign the letter of transmittal on the following page.

   If you have all of the stock certificates representing your shares of Rainforest common stock and do not have special payment or delivery instructions as set forth below, sign the letter of transmittal and go to Step
3. See General Instruction D.2. regarding the proper form of signatures.

   If you have lost any or all of the stock certificates representing your shares of Rainforest common stock, in addition to signing the letter of transmittal and sending it to the exchange agent together with any stock certificates you do have as described above, you must complete Step 2B with respect to any certificates you have lost.

   If you want the Landry's common stock certificates being issued to you pursuant to the merger to be registered, and/or you want the cash being paid to you pursuant to the merger agreement to be payable, to someone other than the person or entity listed on your Rainforest stock certificate, then you must complete and sign the "Special Payment Instructions" box below. If you transferred any of your shares to someone else after March 13, 2000, you must complete and sign the "Special Payment Instructions" box below. See General Instruction D.7. for information about your responsibility for transfer taxes if you complete the "Special Payment Instructions" box.

   If you want the Landry's common stock certificates and/or the cash being issued or paid to you pursuant to the merger to be registered or payable to you, but sent to someone else, you must complete and sign the "Special Delivery Instructions" box below.

   If you fill out either the "Special Payment Instructions" box or the "Special Delivery Instructions" box, you must have your signature(s) medallion guaranteed by an eligible institution. See General Instruction D.4.

   If your cash payment is at least $500,000 and you would like it to be sent to you by wire transfer rather than by check, you must complete and sign the "Wiring Instructions" box below. Please verify your wiring instructions before completing the "Wiring Instructions" box. If you provide incorrect wiring instructions, the exchange agent will have the right to send your money to you by check.

   If your Rainforest stock certificates are not deliverable to the exchange agent prior to 5:00 p.m., New York City time, on April 17, 2000 (the "Election Deadline"), a guarantee of delivery may be completed by an eligible institution and your election will be valid if the stock certificates, together with a copy of the completed election form/letter of transmittal, are received by the exchange agent by the third trading day after the Election Deadline.

   The exchange agent will issue you a single check and/or a single book entry representing Landry's common stock. If you would prefer to receive a stock certificate, please check the box in the "Receipt of Certificates" section below. If you request a stock certificate, the exchange agent will issue a single certificate representing the Landry's common stock. However, if for tax purposes or otherwise you wish to have more than one certificate issued, please provide explicit instructions to the exchange agent (including the particular denominations of the certificates).

                                    STEP 2A

                             LETTER OF TRANSMITTAL

American Stock Transfer & Trust Company, Exchange Agent:

   In connection with the merger, the undersigned hereby submits the stock certificate(s) representing the undersigned's shares of Rainforest Cafe, Inc. common stock to, or hereby transfers ownership of such stock certificate(s) by book-entry transfer to the account of, American Stock Transfer & Trust Company, the exchange agent designated by Rainforest Cafe, Inc. ("Rainforest") and Landry's Seafood Restaurants, Inc. ("Landry's"), or its replacement or successor, and instructs the exchange agent to deliver to the undersigned, in exchange for the undersigned's shares of Rainforest common stock, cash and/or shares of Landry's common stock pursuant to the undersigned's election as set forth on the election form enclosed with this letter of transmittal. The undersigned understands that the undersigned's election may be adjusted by the exchange agent pursuant to the terms of the merger agreement.

   By delivery of this letter of transmittal to the exchange agent, the undersigned hereby forever waives the undersigned's right to dissent from the merger under applicable Minnesota law and withdraws all written objections to the merger and/or demands for, if any, with respect to the fair value of the shares of Rainforest common stock owned by the undersigned.

   The undersigned represents and warrants that the undersigned has full power and authority to surrender the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims, and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or Landry's to be appropriate or necessary to complete the sale, assignment, or transfer of the shares of Rainforest common stock. All authority conferred or agreed to be conferred in this letter of transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

   Unless otherwise indicated under "Special Payment Instructions" box below, please issue any certificate for shares of Landry's common stock and/or any check payable (or wire transfer of funds payable) in exchange for the undersigned's shares of Rainforest common stock in the name of the registered holder(s) of such shares of Rainforest common stock. Similarly, unless otherwise indicated in the "Special Delivery Instructions" and/or "Wiring Instructions" boxes, please mail any certificate for shares of Landry's common stock and/or any check payable in exchange for the undersigned's shares of Rainforest common stock to the registered holder(s) of such shares of Rainforest common stock at the address or addresses shown below.

                 REGISTERED RAINFOREST SHAREHOLDER(S) SIGN HERE

_____________________________________     _____________________________________
Signature of owner(s)                     Signature of owner(s)


Print Name: _________________________     Print Name: _________________________


_____________________________________     _____________________________________
Social Security or other Tax ID           Social Security or other Tax ID
Number                                    Number


Address:_____________________________     Address:_____________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________


Date: _________________________, 2000     Date: _________________________, 2000

                          SPECIAL PAYMENT INSTRUCTIONS

 (To be completed ONLY if you want the Landry's common stock certificates being issued to you pursuant to the merger to be registered, and/or you want the cash being paid to you pursuant to the merger agreement to be payable, to someone other than the person or entity listed on your Rainforest common stock certificates.)

 Register my shares of Landry's common stock and/or make payment to the following:

 Name: _______________________________________________________________________
                            (Please type or print)
 Address:_____________________________________________________________________

 _____________________________________________________________________________
                              (include zip code)



                         SPECIAL DELIVERY INSTRUCTIONS

 (To be completed ONLY if you want the Landry's common stock certificates and/or the cash being issued or paid to you pursuant to the merger to be registered or payable to you but sent to someone else.)

 Mail or deliver my shares of Landry's common stock and/or send payment to the following:

 Name:________________________________________________________________________
                            (Please type or print)

 Address: ____________________________________________________________________

 _____________________________________________________________________________
                              (include zip code)



                              WIRING INSTRUCTIONS

 Provided I am to receive at least $500,000 in cash, I would like to receive all of the cash to be paid to me in connection with the merger to be sent by wire transfer, pursuant to the following wiring instructions in lieu of delivery of a check:

 Name of Financial Institution: ______________________________________________

 Financial Institution's ABA No.: ____________________________________________

 Name of Account: ____________________________________________________________

 Account No.: ________________________________________________________________

                              SIGNATURE GUARANTEE

 (In the event that the check and/or certificate representing shares of Landry's common stock is to be issued in exactly the name of the record holder(s) of the Rainforest common stock, no guarantee of the signature on this election form/letter of transmittal is required.)

 If you have filled out either the "Special Payment Instructions" box, the "Special Delivery Instructions" box or the "Guarantee of Delivery" box, you must have your signature(s) medallion guaranteed by an eligible institution, i.e., a member firm of a registered national securities exchange, a member of the NASD, Inc., or a commercial bank or trust company in the United States.

 Name of Guarantor: __________________________________________________________

 Signature(s) Guaranteed: ____________________________________________________

 -----------------------------------------------------------------------------

 Date: ___________________, 2000

 Apply Signature Medallion:



                             GUARANTEE OF DELIVERY

 The undersigned, a member firm of a registered national securities exchange, a member of the NASD, Inc., or a commercial bank or trust company in the United States, hereby guarantees to deliver to the exchange agent either all of the certificate(s) for Rainforest common stock to which this election form/letter of transmittal relates, or such certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer, no later than 12:00 noon, New York City time, on the third trading day after the Election Deadline. If you complete this guarantee of delivery, you will need a signature guarantee by an eligible institution.

 The undersigned acknowledges that it must deliver the shares of Rainforest common stock covered by this election form/letter of transmittal to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.



 _____________________________________    ____________________________________
 Dated                                    Print Firm Name

 _____________________________________    ____________________________________
 Certificate Number(s)                    Authorized Signature

 _____________________________________    ____________________________________
 Number of shares of Rainforest           Address
 common stock                             ____________________________________
                                          Telephone number



                            RECEIPT OF CERTIFICATES

 Unless you check the box below, you will receive book-entry shares of Landry's common stock.

 [ ] Check here if you would like certificate(s) for your shares of Landry's common stock.

                            INSTRUCTION FOR STEP 2B

                       CERTIFY IF CERTIFICATE(S) ARE LOST

   If you are unable to locate some or all of the stock certificates representing your shares of Rainforest common stock, you must complete the certification on the following page. Your signature must be notarized.

   Please see General Instruction D.2. regarding proper signatures.

   After you have completed Step 2B, go to Step 3.

                  STEP 2B--CERTIFY IF CERTIFICATE(S) ARE LOST

   The certificate(s) representing the following shares of Rainforest common stock has/have been lost, stolen, seized, or destroyed, at a time unknown to me:


_____________________________________     _____________________________________
Certificate Number                                       Shares

   I hereby certify the following:

   (1) I have made or caused to be made a diligent search for such stock certificate(s) and have been unable to find or recover it/them. I have not sold, assigned, pledged, transferred, deposited under any agreement, or hypothecated the shares of Rainforest Cafe, Inc. common stock represented by such stock certificate(s), or any interest therein, or assigned any power of attorney or other authorization respecting the same which is now outstanding and in force, or otherwise disposed of such stock certificate(s); and no person, firm, corporation, agency, or government, other than me, has or has asserted any right, title, claim, equity, or interest in, to, or respecting such shares of Rainforest common stock.

   (2) Please issue a replacement stock certificate(s). In consideration of the issuance of a replacement certificate(s), I hereby agree to indemnify and hold harmless Landry's Seafood Restaurants, Inc. and any person, firm, or corporation now or hereafter acting as Landry's Seafood Restaurants, Inc.'s transfer agent, exchange agent, registrar, trustee, depository, redemption, fiscal, or paying agent, or in any other capacity, and also any successors in any such capacities, and their respective subsidiaries, affiliates, heirs, successors, and assigns, from and against any and all liability, loss, damage, and expense in connection with, or arising out of, their compliance with my request herein.

   (3) I also agree, in consideration of compliance with the foregoing request, to surrender immediately to Landry's Seafood Restaurants, Inc. the lost stock certificate(s) should it/they hereafter come into my possession or control.

_____________________________________     _______________________________, 2000
Signature                                 Date


_____________________________________     _______________________________, 2000
Signature                                 Date


_____________________________________     _______________________________, 2000
Signature                                 Date


STATE OF
                        :ss.
COUNTY OF

   I,             , a Notary Public, do hereby certify that on the    day of
2000, personally appeared before me         , known to me to be the persons
whose name(s) is/are subscribed to the foregoing instrument, who, being by me first duly sworn, declared that the statements contained therein are true and that he/she/they signed said instrument for the purposes, in the capacity, and for consideration therein expressed.

--------------------------------------------------------------------------------

 (Notary: Please modify if necessary to conform to your state law or attach an alternative form.)

                             INSTRUCTION FOR STEP 3

                          COMPLETE SUBSTITUTE FORM W-9

   Rainforest shareholders must complete the following Substitute Form W-9 to avoid having 31% of your payment withheld for federal income tax purposes as set forth in General Instruction D.6. to this form.

   Please do the following:

  (1) write your name and social security number (or employer identification number for entities) in Part 1 of the Substitute Form W-9;

  (2) check the box next to "Individual/Sole Proprietor," "Corporation," "Partnership" or "Other" (and, if other, write in the type of entity); and

  (3) sign the "Certification" box in Part 2 of the Substitute Form W-9.

   If you do not yet have a Taxpayer Identification Number, please check the box in "Part 2" and sign the "Certification of Payee Awaiting Taxpayer Identification Number" box at the bottom of the page.

   Please see General Instruction D.6. for information on this Form W-9 and General Instruction D.2. regarding proper signatures.

                      STEP 3--COMPLETE SUBSTITUTE FORM W-9


                        PART 1--PLEASE ENTER YOUR     SOCIAL SECURITY NUMBER
                        NAME AND SOCIAL SECURITY                OR
                        NUMBER OR EMPLOYER            EMPLOYER IDENTIFICATION
                        IDENTIFICATION NUMBER                 NUMBER
                                                       -----------------------

 SUBSTITUTE
 FORM W-9              --------------------------------------------------------
                        PART 2--CERTIFICATION
                        Please check the box below if you have applied for, and are awaiting receipt of, your Taxpayer Identification Number. [ ]

 REQUEST FOR            (1) The number shown on this form is my correct
 TAXPAYER                   Taxpayer Identification Number (or I am waiting
 IDENTIFICATION             for a number to be issued to me) and
 NUMBER AND             (2) I am not subject to backup withholding either
 CERTIFICATION              because I have not been notified by the Internal
                            Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

   (PLEASE REFER TO     Certificate Instructions--You may cross out item (2)
  THE GUIDELINES FOR    in Part 2 above if you have been notified by the IRS
   CERTIFICATION OF     that you are subject to backup withholding because of
       TAXPAYER         underreporting interest or dividends on your tax
    IDENTIFICATION      return. However, if after being notified by the IRS
      NUMBER ON         that you were subject to backup withholding you
      SUBSTITUTE        received another notification from the IRS stating
      FORM W-9)         that you are no longer subject to backup withholding,
                        do not cross out item (2).
                        SIGNATURE: ____________________________________  DATE:
--------------------------------------------------------------------------------
 PART 3--CERTIFICATION FOR FOREIGN RECORD HOLDERS
 Under penalties of perjury, I certify that I am not a United States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).
 SIGNATURE: __________________________________________________________ DATE:
--------------------------------------------------------------------------------
 PART 4--____________________________________________________________________
 Individual/Sole Proprietor [ ] Corporation [ ]
 Partnership [ ] Other [ ] (please specify)


IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:

         CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31% of all payments made pursuant to the merger shall be retained until I provide a Taxpayer Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding and 31% of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.

SIGNATURE: ______________________________________________________________ DATE:

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

                              GENERAL INSTRUCTIONS


A.Special Conditions.

   1. Time in which to elect. To be effective, a completed election form/letter of transmittal and your Rainforest common stock certificates, a book entry transfer of shares, or a guarantee of delivery for the shares covered by this election form/letter of transmittal, must be received by the exchange agent, at the address set forth on page 2, no later than 5:00 p.m., New York City time, on April 17, 2000 (the "Election Deadline"). If the merger is approved and thereafter completed, and if the exchange agent has not received a properly completed election form/letter of transmittal prior to the Election Deadline, you will receive merger consideration pursuant to the proration provisions in the merger agreement as calculated by the exchange agent, as more fully described in "THE MERGER--Structure of the Merger and Conversion of Rainforest Common Stock" in the Proxy Statement/Prospectus. See General Instruction C.

   2. Revocation of election. An election may be revoked by the person who submitted the election form/letter of transmittal to the exchange agent by written notice to the exchange agent, or by withdrawal of the shares of Rainforest common stock deposited by such person with the exchange agent, prior to the Election Deadline. A holder may submit a new election form at the time it revokes an earlier election or at any time after revoking an earlier election but before the Election Deadline. If a new election is not made, the holder will be deemed not to have made an election, and the exchange agent will retain the stock certificate(s) tendered with the revoked election until the time the shares are exchanged upon completion of the merger. If the merger agreement is terminated, all election forms/letters of transmittal will automatically be revoked and the stock certificates tendered will be promptly returned to you.

B. Election Procedures.

   A description of the election procedures is contained in the Proxy Statement/Prospectus under "THE MERGER--Structure of the Merger and Conversion of Rainforest Common Stock" and is fully set forth in the merger agreement. All elections are subject to compliance with such procedures. In connection with making any election, you should read carefully, among other matters, the information contained in the Proxy Statement/Prospectus under "THE MERGER-- Certain Federal Income Tax Considerations." See also "RISK FACTORS--You Should Consider the Tax Considerations Relating to the Merger" in the Proxy Statement/Prospectus for a discussion of the possibility that the merger may be a taxable transaction.

   As a result of the election procedures, you may receive shares of Landry's common stock and/or cash in amounts that vary from your election in Step 1. You will not be able to change the number of shares or the amount of cash allocated to you by the exchange agent pursuant to the election procedures.

C. Receipt of Shares or Cash.

   Promptly after the effective time of the merger, Landry's will instruct the exchange agent to mail certificate(s) or effect a single book entry representing your shares of Landry's common stock and/or cash payments by check to you (if you complete the "Wiring Instructions" in Step 2A of this form and you are to receive at least $500,000, all of the cash will be sent to you by wire transfer). If you fail to submit a properly completed election form/letter of transmittal and stock certificates, a book entry transfer of shares, or a guarantee of delivery for the shares of Rainforest common stock covered by the election form/letter of transmittal by the Election Deadline as set forth above, you will receive merger consideration pursuant to the proration provisions in the merger agreement as calculated by the exchange agent pursuant to the merger agreement, as more fully described in the accompanying Proxy Statement/Prospectus, as soon as practicable after the certificate(s) representing such shares of Rainforest common stock have been submitted.

   No fractional shares of Landry's common stock will be issued in the merger. Instead, each Rainforest shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to $5.23 multiplied by such fractional interest.

D. General.

   1. Execution and delivery. This election form/letter of transmittal must be properly filled in, dated, and signed in all applicable places, and must be delivered (together with all of the other required materials) to the exchange agent at the address as set forth on page 2. The method of delivery of all documents is at your option and risk, but if you choose to return your materials by mail, we suggest you send them by registered mail, return receipt requested, properly insured, using the enclosed envelope.

   2. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Rainforest common stock described on this form have been assigned by the registered holder(s), in which event this form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

   If this form is signed by a person or persons other than the registered holder(s) of the certificates, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appears on the certificates.

   If this form or any stock certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity.

   3. New certificates and checks in same name. If you are receiving any shares of Landry's common stock, the stock certificate(s) representing such shares of Landry's common stock and/or any check(s) in respect of shares of Rainforest common stock shall be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing such shares of Rainforest common stock submitted with this form, unless the "Special Payment Instructions" box in Step 2A above is completed. No endorsement of certificate(s) or separate stock power(s) is required.

   4. Guarantee of Signature. No signature guarantee is required on this form if it is signed by the registered holder(s) of the shares of Rainforest common stock surrendered under this form, and the shares of Landry's common stock and/or the check are to be issued and/or payable to the record holder(s) without any change or correction in the name of the record holder(s). In all other cases, all signatures on this form must be guaranteed. All signatures required to be guaranteed must be guaranteed by a member firm of a registered national securities exchange or of the NASD, Inc., or a commercial bank or trust company in the United States. Public notaries cannot execute acceptable guarantees of signatures.

   5. Miscellaneous. A single check, or wire transfer, and/or stock certificates or a single book entry representing shares of Landry's common stock to be received will be issued to you unless you have instructed us otherwise in this form.

   All questions with respect to this form (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any election and computations as to any adjustments) will be determined by the exchange agent, which determination shall be conclusive and binding.

   6. Backup federal income tax withholding and Substitute Form W-9. Under the "backup withholding" provisions of U.S. federal income tax law, any payments made to you pursuant to the merger may be subject to backup withholding of 31%. To prevent backup withholding, Rainforest shareholders must complete and sign the Substitute Form W-9 included in Step 3 of this form and either: (a) provide your correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that you are awaiting a TIN), and that (i) you have not been notified by the IRS that you have been subjected to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the bottom portion of the Substitute Form W-9 is signed, the exchange agent will retain 31% of cash payments made to you during the 60-day period following the date of the Substitute Form W-9. If you furnish the exchange agent with your TIN within 60 days of the date of the Substitute Form W-9, the exchange agent will remit such amounts retained during the 60-day period to you. If, however, you have not provided the exchange agent with your TIN within such 60-day period, the exchange agent will remit such previously retained amounts to the IRS as backup withholding. In general, if you are an individual, the TIN is your social security number. If the certificates for Rainforest common stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained from the exchange agent) for additional guidance on which number to report. If the exchange agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the exchange agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the exchange agent.

   For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if stock is held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained from the exchange agent).

   Failure to complete the Substitute Form W-9 will not, by itself, cause your shares of Rainforest common stock to be deemed invalidly tendered, but may require the exchange agent to withhold 31% of the amount of any payments made pursuant to the merger. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

   7. Transfer Taxes. If you completed the "Special Payment Instructions" box above in Step 2A, you must pay the exchange agent any and all required transfer or other taxes or must establish that such tax has been paid or is not applicable.

   8. Effect of Exercise of Dissenters' Rights. Under Minnesota law, shareholders of Rainforest are eligible to exercise dissenters' rights in connection with the merger. A shareholder that does not vote in favor of the merger and complies with other necessary procedural requirements will have the right to dissent from the merger and to seek appraisal of the fair value of shares if the merger is completed. For a description of dissenters' rights and the procedures to be followed to assert them, shareholders should review Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. See "THE MERGER--Dissenters' Rights" and Annex C of the accompanying Proxy Statement/Prospectus.

   By delivery of this form to the exchange agent, a Rainforest shareholder forever waives its right to dissent from the merger under applicable Minnesota law and withdraws all written objections to the merger and/or demands for the fair value of the shares of Rainforest common stock such shareholder owns.